EXHIBIT 99.906CERT

I, J. Grayson Sanders, Principal Executive Officer and President, and I, Paul S. Saint-Pierre, Principal Financial Officer, Principal Accounting Officer and Treasurer, of The CNL Funds (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



By:       /S/ J. GRAYSON SANDERS
         --------------------------------------------
         J. Grayson Sanders
         Principal Executive Officer and President


Date:    September 8, 2008


By:       /S/ PAUL S. SAINT-PIERRE
         --------------------------------------------
         Paul S. Saint-Pierre
         Principal Financial Officer, Principal Accounting Officer and Treasurer


Date:    September 8, 2008